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                                                                      EXHIBIT 99


                            Neose Technologies, Inc.
                                 102 Witmer Road
                           Horsham, Pennsylvania 19044



                                 March 28, 2002




Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Dear Sir or Madam:

         Pursuant to Securities and Exchange Commission Release No. 33-8070, 34-45590; 35-27503; 39-2395; IA-2018; IC-25464; FR-62; File No. S7-03-02, this letter is to confirm that Neose Technologies, Inc. has received assurance from its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), that Arthur Andersen's audit of our consolidated financial statements as of December 31, 2001 and for the year then ended (the "Audit") was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the Audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to the Audit.

                                            NEOSE TECHNOLOGIES, INC.

                                            /s/ A. Brian Davis

                                            A. Brian Davis
                                            Acting Chief Financial Officer